Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that this Amendment No. 23 to Schedule 13D, dated January 15, 2014, with respect to the common shares, without par value, of Turquoise Hill Resources Ltd. (formerly Ivanhoe Mines Ltd.) is, and any further amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 15th day of January, 2014.

Rio Tinto plc

By:	/s/ Eleanor Evans
Signature

Eleanor Evans / Company Secretary
Name/Title

Rio Tinto International Holdings Limited

By:	/s/ Eleanor Evans
Signature

Eleanor Evans / Director
Name/Title

7999674 Canada Inc.

By:	/s/ Julie Parent
Signature

Julie Parent / Corporate Secretary
Name/Title

46117 Yukon Inc.

By:	/s/ Julie Parent
Signature

Julie Parent / Secretary
Name/Title

535630 Yukon Inc.

By:	/s/ Julie Parent
Signature

Julie Parent / Secretary
Name/Title

2